Exhibit 99.1

                                  News Release

August 11, 2000                                          Symbols: WIZ-CDNX
                                                                  WIZZF-OTC BB

IANETT INTERNET TECHNOLOGIES FORMS STRATEGIC ALLIANCE WITH CLICKHOUSE.COM

iaNett Internet Technologies, a developer of Internet business-to-business products, is pleased to announce a strategic alliance with ClickHouse.com Online Inc. (CDNX:CKA), a leader among online banner advertising network companies.

Under the terms of the agreement, iaNett customers will receive several benefits from the ClickHouse.com Ad Network such as gain online visibility, attract new customers, promote brand awareness, advertise at no cost on the ClickHouse Banner Exchange, increase web traffic, and buy premium advertising on the ClickHouse.com Ad Network.

iaNett will receive a royalty of the total amount of revenues billed and collected from Active Network Members referred to ClickHouse.com by iaNett. Additionally, iaNett and ClickHouse.com are working towards providing search engine customers with targeted banner advertising from the ClickHouse.com Ad Network, based upon search results.

"Our strategic alliance with ClickHouse.com allows iaNett to provide customers with our search content, combined with a turnkey revenue model, as well as an avenue to advertise their services through the ClickHouse.com network," says iaNett president Shone Anstey.

"We are please to form this alliance with iaNett, as it will bring more Network Members to the ClickHouse.com Ad Network," added Edward Kelly, Vice President of Marketing and Business Development. "With this new strategic alliance, combined with others we have formed over the last few months, we are confident that we will surpass our year end goal of 10,000 Network Members."

ABOUT IANETT

iaNett, part of the WSi network of companies, develops and markets scalable Internet searching technology, empowering websites to fully integrate Internet search engine content to promote visitor retention and site appeal. The unique search engine technology is based on a progressive parallel-computing infrastructure, capable of scaling to search over one billion documents in less than one second. Unlike other search engine solutions that direct traffic away from a site, this initiative works to integrate a dedicated Internet search engine into a client's website to promote site stickiness and encourage visitors to return to the site.

ABOUT CLICKHOUSE.COM

ClickHouse.com Online Inc. is an online advertising network and services company that has Network Members in over 34 countries and was founded to develop, implement and market unique technology and systems for companies wishing to advertise and increase their visibility over the Internet. The company has positioned its ClickHouse.com Ad Network to address two problems for online advertisers: high cost and ineffective targeting. The nature of the network is to aggregate member sites which are thematically tied and part of specific vertical markets and/or geographic regions selected by the company. Network Member sites receive no-cost visibility on other sites that also populate the network, and revenue from paying advertisers desiring access to the targeted audience delivered from the network as a whole. yesmail.com (NASDAQ: YESM), NetNation Communications, Inc. (NASDAQ: NNCI) and Commission Junction are among the growing roster of ClickHouse.com strategic business partners.

ABOUT WSI INTERACTIVE

WSi Interactive Corporation is an innovative Internet business development and marketing firm whose objective is to capitalize on content and infrastructure opportunities on the Internet. WSi builds, manages and markets online businesses in the financial, e-tail and e-commerce, entertainment, and e-advertising sectors.

WSi focuses on early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, using its experience to help Internet companies build traffic, develop brands, and capitalize on a variety of revenue streams.

To receive information on WSi by e-mail or fax, please forward your Internet address/fax # to: INFO@WS-I.COM/fax: 1-877-499-5806.

Investor Relations Toll Free: 1-888-388-4636

Website:  WWW.WS-I.COM

ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.